The portions of this Exhibit for which confidential treatment has been requested are marked by brackets ([ ]). In addition, an asterisk (*) appears in the right hand margin of each paragraph in which confidential information is included.


                                OPTION AGREEMENT
                                      FOR
                         PURCHASE OF ORION 2 SPACECRAFT


         This Option Agreement ("Agreement") is made this 10th day of December 1996 ("Effective Date") by and between International Private Satellite Partners, L.P., d/b/a Orion Atlantic, L.P., a Delaware limited partnership with its principal offices located at 2440 Research Boulevard, Rockville, Maryland 20850, U.S.A. ("ORION"), and Matra Marconi Space UK Limited, a company organized and existing under the laws of England and Wales with its registered office at The Grove, Warren Lane, Stanmore, Middlesex, HA7 4LY, England ("MMS").


         WHEREAS, ORION desires to purchase from MMS, and MMS desires to sell to ORION, an option to purchase a communications satellite ("Orion 2 Spacecraft") designed, developed, built and delivered in orbit on an Atlas IIAS launch vehicle with the configuration, schedule and technical performance requirements set forth in the ORION 2 Purchase Contract signed by the Parties and dated July 31, 1996, as such contract is to be restated and amended with respect to price, payment schedule and other provisions set forth in the Memorandum of Agreement signed by the Parties on December 10, 1996; and


         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings contained herein, the Parties, intending to be legally bound, agree as follows:


1. Grant of Option. MMS hereby grants to ORION the option ("Option") to purchase from MMS the ORION 2 Spacecraft constructed and delivered in accordance with the terms and conditions of the ORION 2 Purchase Contract, as amended. As of the date ORION exercises the Option, the ORION 2 Purchase Contract, as amended, shall be deemed to be fully effective and to have been in full force and effect from the Option Purchase Date.


2. Option Purchase Date and Period. For the purposes of this Agreement, the "Option Purchase Date" shall be the date upon which MMS receives Installment No. 2 as detailed in paragraph 3 hereof, but in no event later than February 28, 1997, and the "Option Period" shall be the period commencing on the Option Purchase Date and expiring on the last day of the 16th month following the date upon which MMS receives Installment No. 2, but in no event later than June 30, 1998. MMS agrees to extend the Option Period through July 31, 1998, provided ORION pays MMS an extension fee of $2 million on or before June 30, 1998; and, provided the Lockheed Martin price shall be increased by $700,000, said amount to be paid on or before June 30,1998.


3.       Consideration for Option.
         ------------------------

         (a) In consideration for the Option hereby granted, ORION shall pay MMS the sum of US$ 49.4 million (the "Option Price"), which sum shall be paid in Installments as specified in the table below on or before the dates specified in such table:

Option Agreement                        -1-

 Installment  Payment Date      Total Option        Installment     Installment
 -----------  ------------      ------------        -----------     -----------
    No.                          Installment          Amount           Amount
    ---                          -----------          ------           ------
                                    Amount          (Spacecraft)     (Launcher)
                                    ------          ------------     ----------

    1         Dec. 31, 1996    US $ 1.0 Million      [        ]      [        ]
    2         Feb. 28, 1997    US $ 2.0 Million      [        ]      [        ]
    3         Mar. 31, 1997    US $22.0 Million      [        ]      [        ]
    4         June 15, 1997    [              ]      [        ]      [        ]
    5         July 31, 1997    [              ]      [        ]      [        ]
    6         Dec. 31, 1997    [              ]      [        ]      [        ]
--------------------------------------------------------------------------------

      Total                  US$ 49.4 Million  US$ 40.0 Million  US$ 9.4 Million

*Consists of $200,000 already paid and $800,000 to be paid to Lockheed Martin (Launcher provider) for a Launch reservation (covering the period May 1, 1999 through July 31, 1999).


         (b)      MMS shall provide ORION ten (10) days   written notice of each
payment due hereunder after Installment No.3;

         (c) The Option Price shall not be refundable in whole or in part under any circumstances, including the bankruptcy or insolvency of ORION;

         (d) The parties have agreed that, in the event ORION's planned financings are not closed and funds disbursed by March 31, 1997, ORION may extend Installment No.3 until April 30, 1997 by making a partial payment of $2.5 million _________________________________ ______________ on or before March 31,
1997. Moreover, to the extent net proceeds from ORION's planned public debt financings are greater than _________________ (exclusive of prefunded amounts to pay interest), ORION will accelerate Installments No.4 and No.6 of the Launcher Payments.


4. Manner of Exercise of Option. ORION may exercise the Option by paying to MMS, on or before the date the Option Period expires, the sum ("Option Exercise Price") of cumulative Milestone Payments and Progress Payments payable under the ORION 2 Purchase Contract through the exercise date, less the Option Price already paid under Section 3(a) above.


5. Title to Work. MMS shall retain title to all work in progress from the Effective Date unless and until ORION exercises the Option. In the event ORION exercises the Option in the manner provided by this Agreement, title to work in progress shall be governed by the ORION 2 Purchase Contract, as amended.

Option Agreement                       -2-

6. MMS's Covenant. MMS covenants to ORION and ORION acknowledges that (a) upon receipt of Installment No. 2 detailed in Clause 3 hereof, MMS will commence to perform the Work (and MMS will continue to perform the Work through the expiration of the Option Period, provided ORION pays each Installment detailed in Clause 3 hereof on the Payment Date), as defined in the ORION 2 Purchase Contract, as though the ORION 2 Purchase Contract were then effective and (b) in order to perform the Work according to the schedule set forth in the ORION 2 Purchase Contract, MMS will be required to expend funds in excess of the Option Price.


7.       Representations.
         (a) MMS represents, warrants and covenants that it has the authority and the right sufficient to grant the Option and to perform all of its obligations under this Agreement and that MMS's performance of such obligations will not violate any other agreement to which MMS is a party.


         (b) ORION represents and warrants that (1) it has the power and authority to execute, deliver, and perform this Option Agreement, (2) it is not entering into this Agreement with an intent to hinder, delay, or defraud any of its creditors, and (3) the making of the payments required to be made hereunder will not, at the time such payments are made, cause ORION to be insolvent.


8. Confidentiality. Each Party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information that is proprietary to or confidential to the other Party. Each Party agrees to hold such information in strict confidence and not to disclose such confidential information for any purpose whatsoever other than the performance of its obligations as contemplated by this Agreement (or as required by law or regulation) and to advise each of its employees who may be exposed to such proprietary and confidential information of his or her obligation to keep such information confidential. This obligation of confidentiality will survive the termination or expiration of this Agreement.


9. Failure to Exercise Option or to Make Payments -- Sole and Exclusive Remedy. In the event: (a) ORION fails to exercise the Option in the manner provided in this Agreement on or before the date the Option Period expires; or (b) ORION fails to make any Installment Payment detailed in Clause 3 hereof (after receipt of proper notice as set forth in Clause 3) on or before the dates specified in Clause 3; then, at its option, MMS may terminate this Option Agreement immediately upon written notice to ORION and retain all money paid by ORION to MMS pursuant to this Agreement and the ownership of all work in progress. This is MMS' sole remedy for ORION's failure to make any Option Installment Payments.


10. Term and Termination. The term of this Agreement will begin on the Effective Date and will continue until the earliest to occur of the following: (i) ORION exercises the Option in the manner provided in this Agreement; (ii) the last day of the Option Period expires; (iii) MMS terminates this Option Agreement in accordance with Section 9; and (iv) the date upon which ORION and MMS mutually agree to terminate this Agreement. In addition, MMS may terminate this Option Agreement, if on March 31, 1997 (or April 30, 1997, if extended pursuant to
Section 3(d) hereof), Restated Amendment #10 of even date is not in full force and effect and there is no default thereunder.

Option Agreement                       -3-

11. Notices. Any notice or other communication required or permitted to be made or given by either Party pursuant to this Agreement will be deemed to have been duly given: (i) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, confirmed by the specific addressee, with a copy of such facsimile promptly sent by another means specified in this section; or (iii) when delivered if delivered personally or sent by express courier service. All notices will be sent to the other party at its address as set forth below or at such other address as such Party will have specified in a notice given in accordance with this section:

    ----------------------------------------------------------------------------
    In the case of ORION:                      with a copy to:
    ----------------------------------------------------------------------------

    Orion Satellite Corporation                Shaw, Pittman, Potts & Trowbridge
    2440 Research Boulevard, Suite 400         2300 N Street, N.W.
    Rockville, MD   20850                      Washington, D.C.   20037
    Tel:     (301) 258-8101                    Tel:     (202) 663-8181
    Fax:     (301) 258-3300                    Fax:     (202) 663-8007
    Attn:    Dr. Denis Curtin, Senior Vice     Attn:    John F. Dealy
    President, Engineering and Satellite
    Operations, for technical matters
    Attn:    Richard Shay, Esquire, Vice
    President of Corporate and Legal
    Affairs, for contract matters
    ----------------------------------------------------------------------------

    ------------------------------------
    In the case of MMS:
    ------------------------------------

    Matra Marconi Space UK Limited
    Gunnels Wood Road
    Stevenage, Hertfordshire SG1 2AS
    England
    Tel:     + 44 (0) 1438 313456
    Fax:     + 44 (0) 1438 773637
    Attn:    Barrie Kirk, ORION Project
    Manager, for technical or management
    matters
    Attn:    Arthur Blick, Commercial
    Manager, for commercial matters
    ------------------------------------

12. Rights Cumulative. All rights, powers and privileges conferred hereunder upon the Parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with the terms hereof.

13. General. This Agreement (and any Exhibits hereto) sets forth the entire understanding between the Parties with respect to its subject matter and supersedes all prior and

Option Agreement                       -4-
contemporaneous agreements and understandings with respect thereto other than the MOA and the ORION 2 Purchase Contract. This Agreement may be amended only by a written instrument signed by an authorised representative of each Party. This Agreement shall not constitute, give effect to, or otherwise imply, a joint venture, pooling arrangement, partnership, agency or formal business organisation of any kind. ORION may assign or transfer this Agreement to any party that (i) demonstrates to MMS's reasonable satisfaction that it has the financial ability to pay the Option Exercise Price and (ii) is within the scope of any export license requirements applicable to MMS's performance of the work. MMS shall not assign, delegate or in any manner transfer this Agreement without the prior written consent of ORION. No waiver, delay or discharge by a Party will be valid unless in writing and signed by an authorised representative of the Party against which its enforcement is sought. Provisions of this Agreement which by their express terms impose continuing obligations on the Parties will survive the expiration or termination of this Agreement for any reason. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Maryland, exclusive of its choice of law rules. If any provision of this Agreement is declared invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired, and the Parties shall replace the invalid or unenforceable provision with a valid and enforceable provision that reflects the original intentions of the Parties as nearly as possible in accordance with applicable law. This Agreement shall benefit the Parties hereto only.


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives, with an Effective Date as set forth in the introductory paragraph of this Agreement.


          INTERNATIONAL PRIVATE                     MATRA MARCONI SPACE
          SATELLITE PARTNERS, L.P.                  UK LIMITED
      By: Orion Satellite Corporation,
          its General Partner

      By:  /s/W. Neil Bauer                      By: /s/A. Carlier
          ----------------------------               --------------------------
          (Signature)                               (Signature)

              W. NEIL BAUER                             A. CARLIER
          ----------------------------              ---------------------------
          (Name Printed)                            Name Printed)

              PRESIDENT & CEO                           CHAIRMAN AND CEO
          ----------------------------              ---------------------------
          (Title)                                   (Title)






Option Agreement                         -5-